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                             NOTICE OF OPTION AWARD
                         UNDER LINCARE HOLDINGS INC.'S
                                1996 STOCK PLAN


        AWARD, made as of the 15th of July 1996 by LINCARE HOLDINGS INC., a Delaware corporation, having its principal office at 19337 U.S. 19 North, Clearwater, Florida 34624 (hereinafter referred to as "the Corporation"), to John P. Byrnes (hereinafter referred to as "the Employee").

        The Corporation hereby grants to the Employee an option to purchase shares of the Common Stock of the Corporation upon the following terms and conditions:

        1. The Employee is hereby granted an option to purchase 150,000 shares of the Common Stock of the Corporation.

        2.  The option price shall be $35.25 per share of the Common Stock.

        3. (a) The option shall be exercisable as follows: (i) 50% of the option shares shall be exercisable commencing on December 1, 1999, and (ii) 50% of the option shares shall be exercisable commencing on December 1, 2000. The option shall expire on December 31, 2005, and in no event may the option be exercised after such expiration date.

            (b) The option shall be exercisable by the Employee only while the Employee is an active employee of the Corporation; provided, however, that if the option is otherwise then-exercisable pursuant to the terms hereof, then: (i) the option shall be exercisable by the Employee within one (1) year after the Employee's employment with the Corporation ceases due to a disability sustained while the Employee was an active employee of the Corporation; and
(ii) subject to the provisions of Section 4 hereof, the option shall be exercisable by the executor or administrator of the Employee's estate within one (1) year after the Employee's death, if such death occurred while the Employee was an active employee of the Corporation.

        4. The option is not transferable except that in the event of the Employee's death while such option is then-exercisable, the option may be exercised by the executor or administrator of the Employee's estate in accordance with the provisions of Section 3(b) hereof prior to the expiration date of the option.














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        5.  The option may only be exercised at the principal office of the
Corporation (or at such other location as determined by the Corporation) with respect to a part or all of the shares covered by such option by sending a completed Stock Option Exercise Form attached hereto as Exhibit A to the Secretary of the Corporation. The option price for the shares for which an option is exercised shall be paid in full, in cash, on the date of exercise, or, at the Corporation's sole discretion, within ten (10) business days thereafter.

        6. Upon the exercise of the option with respect to a part or all of the shares in the manner and within the time herein provided, the Corporation will issue and deliver to the Employee (or to the Employee's executor or administrator in the event of the death of the Employee) the number of shares of Common Stock with respect to which the option was exercised.

        7. The option granted hereby shall constitute and be treated at all times by you and the Corporation as a "non-qualified stock option" for Federal income tax purposes and shall not constitute and shall not be treated as an "incentive stock option" as defined under Section 422A(b) of the Internal Revenue Code of 1986, as amended.

        8. This option is awarded pursuant to the Plan, and is subject to all of the terms and conditions of the Plan, a copy of which the Employee has received.

        9. The Corporation has discretion to make appropriate adjustments to this option in order to provide for effects of changes in the capital structure of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to stockholders.

        10. This Notice of Award shall be interpreted and construed in accordance with the laws of the State of Delaware.

        11. The satisfaction of any and all conditions set forth in this Agreement regarding your right to exercise the option (and purchase any option shares) shall be determined by the Committee.

        12. Neither the Plan, this Agreement, or the granting of the options hereunder shall confer upon you any right to continue in the employ of the Corporation, or limit in any respect the right of the Corporation to terminate your employment or other relationship with the Corporation, as the case may be, at any time.



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        13.  Definitions

             (a) "Committee" means the 1996 Stock Plan Committee of the Board of Directors or any other committee of the Board of Directors which is appointed to administer the Lincare Holdings Inc. 1996 Stock Plan.

             (b) "Common Stock" mean the common stock. $.01 par value, of Lincare Holdings Inc.

             (c) "Corporation" means Lincare Holdings Inc. and its subsidiaries. An individual who is employed by a subsidiary of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote.

             (d) "Plan" means the Lincare Holdings Inc. 1996 Stock Plan.

        IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by an authorized officer as of the day and year first hereinabove written.


                                     LINCARE HOLDINGS INC.




                                     By:  /s/  James T. Kelly
                                        -------------------------------------




AGREED TO AND ACCEPTED AS OF
THE DATE FIRST WRITTEN ABOVE:




/s/  John P. Byrnes
---------------------------------
John P. Byrnes




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